Exhibit 21
Subsidiaries of Registrant
As of December 31, 2007

State or Jurisdiction of Incorporation or
Name	Organization
Cass & Co.	Cayman Islands
CDV I Incorporated	Delaware
Comerica AHOC, LLC	Delaware
Comerica Asset Holding Company, LLC	Delaware
Comerica Assurance Ltd.	Bermuda
Comerica Bank	Michigan
Comerica Bank & Trust, National Association	United States
Comerica (Bermuda), Ltd.	Bermuda
(f/k/a Comerica Trust Company of Bermuda, Ltd.)
Comerica California Preferred Capital, LLC	Delaware
Comerica Capital Advisors Incorporated	Delaware
Comerica Capital Markets Corporation	Michigan
Comerica Capital Trust II	Delaware
Comerica Coastal Incorporated	Delaware
Comerica do Brasil Participacoes e Servicos Ltda.	Brazil
Comerica Equities Incorporated	Delaware
Comerica Financial Incorporated	Michigan
(f/k/a/ Comerica AutoLease, Inc.)
Comerica Holdings Incorporated	Delaware
Comerica Insurance Group, Inc.	Michigan
Comerica Insurance Services, Inc.	Michigan
Comerica Insurance Services of Texas Incorporated	Texas
(f/k/a CMA Insurance Services, Inc.)
Comerica International Corporation	USA
Comerica Investments, LLC	Delaware
Comerica Investment Services, Inc.	Michigan
Comerica Leasing Corporation	Michigan
(f/k/a CMCA Lease, Inc.)
Comerica Management Company	Michigan
Comerica Merchant Services, Inc.	Delaware
Comerica Preferred Capital, LLC	Delaware
Comerica Properties Corporation	Michigan
Comerica Securities, Inc.	Michigan
Comerica Texas Preferred Capital, LLC	Delaware
Comerica Trade Services Limited	Hong Kong
Comerica Ventures Incorporated	California
(f/k/a Imperial Ventures, Inc.)

State or Jurisdiction of Incorporation or
Name	Organization
Comerica West Enterprises Incorporated	Delaware
Comerica West Financial Incorporated	Delaware
Comerica West Incorporated	Delaware
DFP Luxembourg S.A.	Luxembourg
Imperial Capital Trust I	Delaware
Imperial Management, Inc.	Delaware
(f/k/a Imperial Financial Group, Inc.)
Interstate Select Insurance Services, Inc.	California
NBF Reverse Exchange, LLC	Delaware
Rica & Co., Ltd.	British Virgin Islands
ROC Technologies Inc.	Delaware
VRB Corp.	Michigan
WAM Holdings, Inc.	Delaware
Wilson, Kemp & Associates, Inc.	Michigan
World Asset Management, Inc.	Delaware
NBFRE 12, LLC	Delaware
NBFRE 17, LLC	Delaware
NBFRE 18, LLC	Delaware
NBFRE 19, LLC	Delaware
NBFRE 20, LLC	Delaware
NBFRE 21, LLC	Delaware
NBFRE 22, LLC	Delaware
NBFRE 23, LLC	Delaware
NBFRE 24, LLC	Delaware
NBFRE 25, LLC	Delaware
NBFRE 26, LLC	Delaware
NBFRE 27, LLC	Delaware
NBFRE 28, LLC	Delaware
NBFRE 29, LLC	Delaware
NBFRE II, LLC	Delaware
St. Clair Shores Holding Company	Delaware
St. Mary Land & Exploration Acquisition	Delaware